UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2025

XBP EUROPE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40206	85-2002883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 East Grauwyler Road Irving, Texas	75061
(Address of principal executive offices)	(Zip Code)

(844) 935-2832

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.0001 per share	XBP	The Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	XBPEW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On May 8, 2025, XBP Europe Holdings, Inc. (the “Company”) announced that it had received notice from the Nasdaq Hearings Panel (the “Panel”) confirming that the Company had demonstrated compliance with Nasdaq Listing Rule 5550(b)(2). Consequently, the Panel determined to continue the listing of the Company’s securities on The Nasdaq Stock Market LLC. Nasdaq Listing Rule 5550(b)(2) pertains to the continued listing requirements for companies on The Nasdaq Capital Market (“NCM”), which requires that a company maintain a minimum market value of listed securities of at least $35 million.

As previously disclosed, on April 24, 2024, the Company received a deficiency letter from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the listing of its Common Stock was not in compliance with the minimum $15 million market value of publicly held shares requirement (the “NGM MVPHS Requirement”) for a period of 30 consecutive business days, as set forth in Nasdaq Listing Rule 5450(b)(2)(C) for continued listing on The Nasdaq Global Market (the “NGM”). Due to the Company’s non-compliance with the NGM MVPHS Requirement, on September 4, 2024, the Company requested to transfer the listing of its securities to the NCM.

On October 18, 2024, the Company received a written notice (the “Delisting Determination Letter”) from Nasdaq stating that the Company had not regained compliance with the NGM MVPHS Requirement. The Company subsequently requested a hearing before the Panel pursuant to Listing Rule 5810(d), which automatically stayed the suspension and/or delisting of the Company’s securities pending the completion of the hearing and the expiration of any additional extension period granted by the Panel. At the Panel hearing on December 12, 2024, the Company reiterated its request to transfer to the NCM and presented a plan to demonstrate compliance with Listing Rule 5550(b)(2) by achieving a market value of listed securities of at least $35 million no later than April 4, 2025.

On January 13, 2025, Nasdaq notified the Company that the Panel had granted the Company’s request to continue its application with the Nasdaq staff to transfer its securities to the NCM, provided it demonstrated compliance with the minimum market value of listed securities requirement on or before April 4, 2025. The Company successfully demonstrated compliance with this requirement and was informed on May 1, 2025, that it met the requirements of the NCM, thereby implying that its application to transfer to the NCM had also been granted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2025

XBP EUROPE HOLDINGS, INC.

By:	/s/ Dejan Avramovic
Dejan Avramovic
Chief Financial Officer